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                              Memorandum of Closing

         Memorandum of Closing between and among Barclay Brydon Limited ("BBL") and Teltran International Group, Ltd. ("Teltran") dated August 16, 1999.

         BBL and Teltran have entered into an Exchange Agreement as of July 15, 1999 for the acquisition of the shares of Channelnet Ltd. ("Channelnet") which Agreement is hereby affirmed. The Parties hereby have completed the Exchange.

         In connection with this Closing, the parties have modified the Exchange Agreement and have come to the understandings as set forth below and the Exchange Agreement shall be deemed amended.

1. Notwithstanding the provision ov Article X of the Exchange Agreement the obligations of BBL shall be limited as set forth below:

         (a) As used herein "Excluded Liabilities" shall be any liability arising from a claim of a third party that such third party has any interest or rights to the shares with Channelnet exchanged hereby, the assets of Channelnet or the agreements or contracts or business of Channelnet.

         (b) Except for Excluded Liabilities, BBL shall have no liability for an amount exceeding the sum of (i) the aggregate purchase price for the Channelnet Shares, (ii) amounts to


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be paid or to be paid pursuant to the Deferred Purchase Agreement, and (iii) the aggregate amount of the Bonus in stock to be paid to John Stevens pursuant to the Service Agreement referred to in the aforementioned Exchange Agreement.

         (c) Other than the amounts of Excluded Liabilities and any damages arising directly or indirectly from BBL's failure to perform paragraph 5 hereof. BBL shall have no liability pursuant to Article X unless the amount exceeds (pound)70,000 pounds.

         (d) Nothing herein shall operate to exclude any amount as a deduction for purposes of calculating Channelnet's Net Income as defined in the Exchange Agreement and Service Agreement for purposes of determining additional shares in connection with the purchase price or the bonus pursuant to the Service Agreement.

2. The parties agree to the following provisions relating to the operation of Channelnet during the period in which a determination is to be made for the calculation of Net Income as defined in the Service Agreement.

         (a) The representative of Teltran and BBL shall in good faith establish a budget consistent with projections previously presented (no representation is made with respect to such projections). Teltran shall cause Channelnet to adhere to the budget. (Nothing herein shall require Teltran to advance any sums.)


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         (b) Teltran shall at all times operate Channelnet as a separate entity
(together with its sister entity Atlantic Communications Corporation Ltd. ("Atlantic") if acquired by Teltran which may be combined with Channelnet. Notwithstanding the foregoing Teltran may reorganize or merge Channelnet with other entities it controls as long as Teltran continues to operate Channelnet as a separate entity and maintains separate books and records.

         (c) Any transaction between Channelnet and Teltran or its affiliates shall have terms and conditions as if they were negotiated with an independent third party.

         (d) Teltran shall cause Channelnet to operate consistent with its past operations subject to the aforesaid Budget, the law and efficiencies Teltran may effect for Channelnet.

3. BBL makes no other representations excepts as set forth in such agreement or any other agreement or document executed hereby.

4. The last sentence of paragraph 4.10 of the Exchange Agreement shall be deleted.

         (a) The financial statements to be delivered separately this date to Teltran by the Acquired Company shall contribute the financial statements referred to in paragraph 4.13 of the Exchange Agreement.

5. BBL hereby covenants and undertakes to procure the consent of the Landlord (as defined in the Lease) to the assignment of the Lease to Teltran or such other person as it directs for the


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premises at Enterprise House, 15 Whitworth Street West, Manchester between
Jeremy Rubens and BBL dated 12 August, 1999.

6. The parties have this date executed an Exchange Agreement with respect to Atlantic. The provisions set forth above paragraphs 1 through 5 shall apply to Atlantic in the same manner, except references to Channelnet shall refer to Atlantic and vice versa.

7. Notwithstanding any of the foregoing, the documents shall be deemed revised and amended to reflect the comments of Todd M. Brinberg as set forth in paragraphs 1 through 6 and paragraphs 8, 9, 10 and 13 of Mr. Brinberg's fax memorandum of August 15, 1999 to Michael D. DiGiovanna (which is attached hereto) except that paragraph 5 of the same shall be deemed modified by paragraph 2 thereof.

                                            BARCLAY BRYDON LIMITED

                                            By: /s/
                                                -----------------------------
                                                    Michael Thompson

                                            TELTRAN INTERNATIONAL GROUP, LTD.

                                            By: /s/
                                                -----------------------------